YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

BLUERIVER ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your warrants in the same manner as if you marked, signed and returned your warrant holders card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your warrant holders card. Have your warrant holders card available when you access the above website. Follow the prompts to vote your warrants.

Vote at the Meeting –
If you plan to attend the virtual online warrant holders meeting, you will need your 12 digit control number to vote electronically at the warrant holders meeting. To attend:
https://www.cstproxy.com/ [•] /2024

MAIL – Mark, sign and date your warrant holders card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE WARRANT HOLDERS CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

WARRANT HOLDERS CARD

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Proposal No. 1 — The Warrant Amendment Proposal — to approve and adopt the amendment to the Warrant Agreement (the "**Warrant Amendment**"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex I, and the transactions contemplated thereby. In accordance with the terms and subject to the conditions of the Warrant Amendment, among other things, on the Closing Date after the Domestication and before the effective time of the Merger, in each case, as contemplated by the Agreement and Plan of Merger, dated as of July 21, 2023, by and among BlueRiver, BLUA Merger Sub LLC, a Texas limited liability company and wholly-owned subsidiary of BlueRiver ("**Merger Sub**"), and Spinal Stabilization Technologies, LLC, a Texas limited liability company (the "**SST**") (such agreement, the "**Merger Agreement**"), each of the then outstanding BlueRiver Warrants will be cancelled and exchanged for 0.075 shares of Class A common stock, par value $0.0001 per share, of the surviving entity of the Merger and a subsidiary of BlueRiver (the "**Warrant Amendment Proposal**").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Adjournment Proposal — to consider and vote upon a proposal by ordinary resolution to approve the adjournment of the Warrant Holders Meeting to a later date or dates, if necessary, (a) to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the Warrant Amendment Proposal at the Warrant Holders Meeting or (b) if the BlueRiver Board determines before the Warrant Holders Meeting that it is not necessary or no longer desirable to proceed with the proposals (this proposal is referred to herein as the "**Warrant Holders Adjournment Proposal**" and together with the Warrant Amendment Proposal, the "**Warrant Holder Proposals**").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature__________________________ **Signature, if held jointly**_____________________________ **Date**___________, **2024**

When warrants are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Warrant Holders Meeting to be held on [●], 2024

This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/ [●] /2024

▲FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THE MEETING OF WARRANT HOLDERS OF

BLUERIVER ACQUISITION CORP.

(Company Number 367278)
250 West Nottingham Drive, Suite 400, San Antonio, Texas 78209

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints (the "**Proxy**") as proxy, with the power to appoint a substitute to vote the warrants at the Warrant Holders Meeting (the "**Warrant Holders Meeting**" and, together with the Shareholders Meeting, the "**Special Meetings**") of BlueRiver Acqusition Corp. to be held on [●], 2024 at [●] Eastern Time, at the offices located at [•], and virtually via live webcast at **https://www.cstproxy.com/ [●] /2024** or at any adjournments and/or postponements thereof. Such warrants shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy's discretion on such other matters as may properly come before the Warrant Holders Meeting or any adjournment or postponement thereof.

THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANT HOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR BOTH PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)